CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




EXECUTIVE INVESTORS TRUST
95 WALL STREET
NEW YORK, NY  10005


We consent to the use in Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A (File Nos. 033-10648 and 811-04927) of our report dated February 1, 2005 relating to the December 31, 2004 financial statements of First Investors Insured Tax Exempt Fund II, a series of Executive Investors Trust, which are included in said Registration Statement.


                                                        /s/ Tait, Weller & Baker

                                                        TAIT, WELLER & BAKER


PHILADELPHIA, PENNSYLVANIA
APRIL 28, 2005